Exhibit 4.1

SPECIMEN SPECIMEN

NUMBER

SHARES

CLASS A COMMON STOCK

SECUREWORKS CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP

THIS CERTIFIES THAT:

SPECIMEN

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF

SECUREWORKS CORP.

a Delaware corporation (hereinafter referred to as the "Company"). The shares represented by this Certificate are transferable only on the stock transfer books of the Company by the holder of record hereof, or by his or her duly authorized attorney or legal representative, upon the surrender of this Certificate properly endorsed. The shares represented by this Certificate are issued subject to all the provisions of the certificate of incorporation and bylaws of the Company as from time to time amended (copies of which are on file at the principal executive office of the Company and with the transfer agent), to all of which the holder by acceptance hereof assents.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed. This Certificate is not valid unless countersigned and registered by the transfer agent and registrar.

DATED:


SECUREWORKS CORP.
CORPORATE
SEAL
2015
DELAWARE

PRESIDENT & CHIEF EXECUTIVE OFFICER

SECRETARY

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
BROOKLYN, NY

TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

© COLUMBIA PRINTING SERVICES, LLC

SecureWorks Corp. SecureWorks Corp. (the “Company”) is authorized to issue more than one class of stock or more than one series of any class and the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Company or to the transfer agent. The board of directors of the Company may require the owner of a lost, stolen or destroyed stock certificate, or such person’s duly authorized attorney or legal representative, to give the Company a bond to indemnify the Company and its transfer agents and registrars against any claim that may be made against them on account of the alleged loss, theft or destruction of any such certificate. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common UNIF GIFT MIN ACT - Custodian TEN ENT - as tenants by the entireties (Cust) (Minor) JT TEN - as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants in common Act (State) Additional abbreviations may also be used though not in the above list. For Value Received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises. Dated NOTICE: THE SIGNATURE(S) TO THISASSIGNMENT MUST CORRESPOND WITH THE NAME(S)AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. Signature(s) Guaranteed By The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to SEC Rule 17Ad-15.